                                 EXHIBIT 10.67

                MAGNETICALLY SHIELDED ROOM (MSR) DEVELOPMENT AND
                PRODUCTION PROGRAM AGREEMENT, DATED JUNE 6, 1994
                  (WITH CERTAIN CONFIDENTIAL PORTIONS OMITTED)

                        MAGNETICALLY SHIELDED ROOM (MSR)
                       DEVELOPMENT AND PRODUCTION PROGRAM
                                   AGREEMENT
                                     6/6/94



This agreement is between Biomagnetic Technologies ("BTi") of San Diego, California and Amuneal Manufacturing Corporation ("AMC") of Philadelphia, Pennsylvania.

AMC agrees to develop and build an MSR and BTi agrees to the payment schedule as outlined in the Proposal Package attached. The package consists of the following:


1.)      MSR Development and Production Program Proposal dated June 6, 1994

2.)      MSR Specification A8050-081 Rev 4

3.)      MSR Test and Performance Specification TPSMSR-04   05.05.94



Biomagnetic Technologies, Inc.             Amuneal Manufacturing Corp.

    /S/ D. Scott Buchanan                        /S/ Larry Maltin
- -------------------------------            ----------------------------
    D. Scott Buchanan, Ph.D.                    Larry Maltin
    Vice President                              President & CEO
    Adv. Dev. and Applications


    June 6, 1994                                 June 7,  1994
- -------------------------------            ----------------------------
Date                                       Date

                        MAGNETICALLY SHIELDED ROOM (MSR)
                       DEVELOPMENT AND PRODUCTION PROGRAM
                                  JUNE 6, 1994



THE PROGRAM WOULD CONSIST OF TWO MAJOR PROJECTS:

1. Design, Development and Engineering of a new custom MSR to meet or exceed BTi MSR Specification 8050-081 (Rev. 4) dated 5/1/94, attached.

2. Fabrication and Installation of a standard production version of the BTi MSR at selected sites in the United States.

PROJECTS:

 1. ENGINEERING PROJECT

      a. This part of the Program will encompass documented design, development and engineering of a XXX -layer XXXXXXXl, XXX layer XXXXXXXXX MSR (inside dimensions: 156" x 114" x 96" high) with the following major features:

             (1) outer XXXXXXXXX structure, to allow installation of the MSR against two or three adjacent walls;

             (2) XXX layers of XXXXXXXX, XXX layer of XXXXXXXX, installed on an XXXXXXXX structure, such that MSR could be assembled with or without XXXXXXXX layer;

             (3) automatic sliding door, with fail-safe to open safety feature;

             (4)   automatic degaussing system.

      b. The MSR will be designed and engineered specifically to meet or exceed BTi MSR Specification 8050-081 (Rev. 4) covering:

             (1)   Shielding Performance Minimums;

             (2)   Physical Properties;

             (3)   Features;

             (4)   Installation;

             (5)   TUV/CSA/UL Approvals.

      c. MSR Specification 8050-081 (Rev. 4) is incorporated herewith as the reference specification for the project. It is understood by AMC that following an initial Design Review to finalize all specifications and features, a Revision 5 Specification will be generated as the reference document to be followed for this project.

      d. The engineering project will incorporate a Hazard Analysis of the Automatic Sliding Door, similar and/or equivalent to that done for the BTi Patient Table.

      e. The product of the Engineering Project will be an MSR Production Package, to include:

             (1)   Bill of Materials;

             (2) All required component, assembly and installation drawings, programming, and required documentation;

             (3)   All required production and annealing fixtures;

             (4)   The MSR Test Specification;

             (5)   Automatic Sliding Door Hazard Analysis;

             (6) Required Regulatory approvals, or at least applications in process for same.

      f. The engineering package (items 1, 2, 4 ,5 ,6 above) will be placed in an escrow vault and be revised on periodic basis by AMC.

      g. Completion of the Engineering Project would take XXXX weeks from BTi's authorization to proceed. Project milestones would include:

             (1) Initial Design Review to finalize MSR Specification to be conducted by telephone or fax, if possible, travel only as required (XXX weeks ARO);

             (2) Complete Conceptual Drawings of MSR, including all major components (XXXX weeks ARO);

             (3) Second Design Review to review and have BTi approve the MSR design, door operation, hazard analysis, regulatory approval status, etc. Two sets of drawings to be sent by overnight delivery, meeting at BTi. AMC is responsible for AMC travel expenses;

             (4) Complete Engineering Production Package for Major Components (XXXX weeks ARO);

             (5) Complete Final Engineering Package and Final Design Review (XXXX weeks ARO). Two sets of drawings to be sent by overnight delivery, meeting at Amuneal. BTi is responsible for BTi travel expenses.

      h. The cost for the Engineering Project would be XXXX. Terms would be:

             (1)   XX with purchase order;

             (2) XX upon completion of the Conceptual Drawings and second Design Review;

             (3)   XX upon completion of the Major Component Engineering
                   Package;

             (4)   XX upon completion of the Engineering Project;

             (5) Payments to be net 30 days after mutual satisfaction of milestone, except 1. h. (1).

      i. Changes to the proposal, specification, and test procedure can be done only with written mutual consent signed by BTi cognizant engineer and AMC designated representative.

      j.     MSR Design Rights:

             (1) BTi is entitled to XXXXXXX rights to the specific "BTi MSR Configuration" which will result from the development to be funded by BTi. That means that AMC cannot build an identical MSR (size, penetrations, door, features, etc.) for anyone else from this Engineering Package, without express prior agreement from BTi. Should a requirement arise for an identical MSR, and BTi would agree that "its" MSR can be sold to that customer, then we would agree to the following:

                   (a) The MSR cannot be sold for less than the price charged to BTi for Unit #1; and

                   (b) BTi would be entitled to a reasonable "license fee", to be negotiated at that time.

             (2) The design concept (XXX layers of XXXXXX on a XXXXXXXXX structure, a proprietary method for installation of the XXXXX panels, and other techniques previously developed by Amuneal) belongs to Amuneal. BTi is not paying for that, but rather the development of a specific configuration to meet BTi's performance and operating requirements.

             (3) The sliding door is a new development, which would be done as part of the BTi MSR project and funded by BTi. The "BTi Door" would "belong" to BTi.

2.  PRODUCTION MSR UNITS

      a. Based on the Engineering Project documentation, Amuneal would fabricate a complete set of MSR components, to include:

             (1) all required XXXXXX panels, penetrations, and joining components;

             (2)   all required XXXXXX structural components and accessories;

             (3) fully assembled automatic sliding door and associated controls;

             (4)   MSR Finish Kit.

      b. Assembly and pre-test of MSR #1 will be performed at Amuneal, with aluminum in the floor only to determine if XX layers of XXXXX will meet specification. XXXXXX will be installed on walls and ceiling before shipment to customer site. BTi will be present for tests.

      c. The complete MSR kit would be delivered by truck to any site in the Continental U.S., and installed by an AMC Installation Team (working supervisor and three others).

      d. Upon completion of installation, the shielding performance would be tested and certified jointly by Amuneal and BTi representatives.

      e. Delivery of the first production MSR to the installation site would be XXXX weeks from receipt of BTi's Purchase Order, after completion of the Engineering Project. Subsequent units would be supplied in XXXX weeks ARO. Installation time for the second and subsequent production units would be XXX weeks maximum.

      f.     The price of the first production MSR, delivered, fully installed
             and tested would be XXXXXX payable: (1)   XX upon receipt of
             purchase order;

             (2)   XX upon delivery of the MSR kit to the installation site;

             (3)   XX upon completion of installation and testing;

             (4) Payments to be net 30 days from mutual satisfaction of milestone except 2f(1).

             Subsequent units, based on an intended order quantity of XX units over a two year period starting from the completion of installation of the first MSR, are priced at XXXXXX for a XXX layer MSR and XXXXXXX for an MSR with XXX layers plus one layer of XXXXXXXX. AMC agrees to share, on a 50-50 basis, cost reductions accomplished by volume considerations or otherwise, by reductions in unit price charged to BTi.

      g. BTi has right to take the engineering package out of escrow to a second supplier if one of the following occurs:

             (1)   AMC goes out of business;

             (2)   AMC goes out of MSR business;

             (3) Non-performance - AMC 10 days late on XX or more deliveries over 1 year period.

      h. The estimated additional cost for installation in Western Europe would be XXXXXX. To cover incremental costs for freight, travel (both airlines and local), per diem in Europe and other related costs.

      i. Warranty: a one (1) year warranty on performance, workmanship, parts and labor will be provided.

      j.     BTi has the right to terminate this agreement with no further
             obligations upon the following conditions: (1)   Any engineering
             project (para. 1. g.) milestone is late by more than 4 weeks without written prior mutual agreement,

             (2) The first production MSR fails to meet performance specification at AMC during test phase.

AMUNEAL MANUFACTURING CORP.
4737 DARRAH STREET, PHILADELPHIA, PA  19124-2075



                       TEST AND PERFORMANCE SPECIFICATION

                          MAGNETICALLY SHIELDED ROOMS

                                     (BTI)

1. This specification shall apply to magnetically shielded rooms (MSR) to be constructed by Amuneal Manufacturing Corporation for Biomagnetic Technologies Inc. (BTi)


2. The frequency response of each MSR shall be measurable in any axis, and shall meet the values specified in BTi MSR Specification Control Document A8050-081. Demonstration of compliance shall require that the measured values exceed the required values by an amount equal to or greater than the total instrumentation error.


3.  TEST METHOD I.   This method shall be utilized to measure
XXXXXXXXXXXXXXXX.

3.1. DETECTOR. A XXXXXXXXXXXXX shall be employed which meets the following minimum specifications:

             Frequency response:      xxxxxxxxxxxxxxxxxxx
             Noise:                   xxxxxxxxxxxxxxxxxxx
             Absolute accuracy:       xxxxxxxxxxxxxxxxxxx

3.2  MEASURING INSTRUMENTS:  xxxxxxxxxxxxxxxxxx
                             xxxxxxxxxxxxxxxxxxx
                             xxxxxxxxxxxxxxxxxxx

3.3  METHOD.   A xxxxxxxxxxxxxxx measurement of the xxxxxxxxxxxxxxxx    shall
be made at the center of the location of the MSR, at a distance of xxxxxxxxxxxxxxxxxxxxxx from the floor, and at a location outside the MSR which will be accessible after the MSR has been erected.

3.3(a) A total of xxxxxxxxxxxxx readings shall be logged in each xxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx.

3.3(b) A xxxxxxxxx vector network may be employed to perform the same purpose, and a xxxxxxx hour recording may be done in lieu of the logged method. The recording bandwidth shall be at least xxxxxxxxx, and the chart speed shall be at least xxxxxxxx.

3.3(c) In all cases, the determination of shielding factor shall be by a xxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx.


4. TEST METHOD II. This method shall be used to measure xxxxxxxxxxxxxx in the range of xxxxxxxxxxxxxxx.

4.1 DETECTOR. A xxxxxxxxxxxxxxxxx shall be employed which meets the following minimum specifications:

             Frequency response:      xxxxxxxxxxxxxxxxxxxxxxxx
             Noise:                   xxxxxxxxxxxxxxxxxxxxxxxx
             Absolute accuracy:       xxxxxxxxxxxxxxxxxxxxxxxx

4.2  MEASURING INSTRUMENTS:  xxxxxxxxxxxxxxxxxxxxxxxx
                             xxxxxxxxxxxxxxxxxxxxxxxx
                             xxxxxxxxxxxxxxxxxxxxxxxx
                             xxxxxxxxxxxxxxxxxxxxxxxx

4.3 METHOD. A source shall be placed not less than xxxxxxxxxxxxxx from the xxxxxxxxxxxxxxxx of the MSR under test. If the location of the room is such that two sites on mutually xxxxxxxxxxxxxxxx are available, then one test site for each xxxxxxxxxxx shall be selected so that the site is approximately xxxxxxxxxxxxx off the horizontal centerline of the xxxxxxxxxx and so that the axes of the source and the sensor are located at xxxxxxxxxxxxxxxx above the xxxxxxxxxxx.

4.3(a) The value of the xxxxxxxxxxx inside the MSR shall be measured with the xxxxxxxxxxxxxxxxxxxxxx. This value shall be compared to the xxxxxxxxxxxxxxxxxxxxxxxxxxxx for the same xxxxxxxxxxxxxxxxxxxxxxxxxxx of the xxxxxxxxxxxxxxxxxxx and the xxxxxxxxxxxxxxx. The xxxxxxxxxxxx of these xxxxxxxxxxxxxxx shall determine the shielding factor.


5. TEST METHOD III. This method shall be used to measure xxxxxxxxxxxxxxx xxxxxxxxxxxxxxxx in the range of xxxxxxxxxxxxxxxxxxxxx.

5.1 DETECTOR. The detector shall be a xxxxxxxxxxxxxxxxx, which has no component part of its structure or appurtenances made of any xxxxxxxxxxxxxxxxx
other than the xxxxxxxxxxxxxxxxxxxxxxxxxx and which   meets the following
specifications.

5.1(a) For use from xxxxxxxxxxxxxxxxxxx:

             Frequency response:      xxxxxxxxxxxxxxxxxxxxxxxxx
             Linearity:               xxxxxxxxxxxxxxxxxxxxxxxxx
             Noise: (wideband)        xxxxxxxxxxxxxxxxxxxxxxxxx

             Sensitivity:             xxxxxxxxxxxxxxxxxxxxxxxxx

5.1(b) For use from xxxxxxxxxxxxxxxxxx:

             Frequency response:      xxxxxxxxxxxxxxxxxxxxxxxxx
             Linearity:               xxxxxxxxxxxxxxxxxxxxxxxxx
             Noise: (wideband)        xxxxxxxxxxxxxxxxxxxxxxxxx
             Sensitivity:             xxxxxxxxxxxxxxxxxxxxxxxxx

5.1(c) For use from xxxxxxxxxxxxxxxxxx:

             Frequency response:      xxxxxxxxxxxxxxxxxxxxxxxxx
             Linearity:               xxxxxxxxxxxxxxxxxxxxxxxxx
             Noise: (wideband)        xxxxxxxxxxxxxxxxxxxxxxxxx
             Sensitivity:             xxxxxxxxxxxxxxxxxxxxxxxxx

5.2  MEASURING INSTRUMENTS.  xxxxxxxxxxxxxxxxxxxxxxxxx
                             xxxxxxxxxxxxxxxxxxxxxxxxx
                             xxxxxxxxxxxxxxxxxxxxxxxxx
                             xxxxxxxxxxxxxxxxxxxxxxxxx

5.3 METHOD. A source shall be placed not less than xxxxxxxxxxxxxxx from the xxxxxxxxxxxxxxxxxx of the MSR. If the location of the room is such that two sites on mutually xxxxxxxxxxxxxxxxxx are available, then one test site for each xxxxxxxxxx shall be selected so that the site is approximately xxxxxxxxxxxxxx off the horizontal centerline of the xxxxxxxx and so that the axes of the source and the sensor are located at xxxxxxxxxxxxxxx above the xxxxxxxxxx.

5.3(a) The value of the xxxxxxxxx inside the MSR shall be measured with the xxxxxxxxxxxxxxxxxxxxx. This value shall be compared to the xxxxxxxxxxxxxxxxx, for the same xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx of the xxxxxxxxxxx and the xxxxxxxxxxxxxxxxxx the xxxxxxxxx of these xxxxxxxxxxxxxx shall determine the shielding factor.

5.3(b) At xxxxxxxxx both methods II and III shall be performed in order to obtain a correlation between measurements in the lower and upper portions of the spectrum.


6. SOURCE. A magnetic field source capable of generating fields at a distance of not less than xxxxxxxxx meters in compliance with the following table shall be used for all shielding tests:

                                    TABLE I


    Frequency                         Field (Oersted)
                                      (Test level at unshielded detector)

                                      Minimum               Maximum

    xxxxxxxxxxxxxxxxxxx               xxxxxxxxx                 xxxxxxxxx
    xxxxxxxxxxxxxxxxxxx               xxxxxxxxx                 xxxxxxxxx
    xxxxxxxxxxxxxxxxxxx               xxxxxxxxx                 xxxxxxxxx
    xxxxxxxxxxxxxxxxxxx               xxxxxxxxx                 xxxxxxxxx
    xxxxxxxxxxxxxxxxxxx               xxxxxxxxx                 xxxxxxxxx


7. GENERAL. The detector shall in all cases be aligned coaxially with the source, and shall always be no less than xxxxxxxxx from the inner surface of the innermost magnetic shielding xxxxx and wherever possible shall be placed at the xxxxxxxxxxx of the MSR.


8. ALTERNATIVE METHOD. xxxxxxxxxxxxxxxxx may be made for frequencies between xxxxxxxxxxxxx and xxxxxxxxxxxxxxxxx by a xxxxxxxxxxxxxxxxxxxx with a xxxxxxxxxxxx whose characteristics are matched to a detector so that the detector output is essentially constant with respect to a xxxxxxxxxxxxxxxxxxxxxxx to the xxxxxxxxxxxxxxx. The xxxxxxxxxxxxxxx shall be identified by matching numbers, and the xxxxxxx points shall be identified on the detector by any permanent labeling or xxxxxxxxxxx shall be provided for the xxxxxxxxxxxxxxxx and for the detector and permanently attached to each by any permanent labeling or marking means. The limits of validity of any such tests shall be determined by the frequency response of the two elements in combination.


9. XXXXXXXXX TESTING. An xxxxxxxxxxxxx test will be performed with a xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx which will tune the xxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxx.

9.1 While outside the MSR, the xxxxxx will be tuned to a strong station in the frequency band.

9.2 The xxxxxxxxxxx is then taken into the MSR and the xxxxxxxxxxxx. The xxxxxxxxxxx should no longer be xxxxxxxxxxx. Testing is continued by xxxxxxxxxxxxxxx placing the xxxxxxxxxxxxxxxxxxxx into the xxxxxxxxxxxxxxxxx, and xxxxxxxxxxxxxxxxxxx. The xxxxxxxx should still not xxxxxxxxxxxxxx to which xxxxxxxxxxxxxxx.

9.3 The xxxxxx is then xxxxxxxx and the xxxxxxxxxxxxx should xxxxxxxxxxxxx again.

9.4 ALTERNATIVE TEST. A xxxxxxxxxxxxxxxxxxxxxxxxxxxxx may be used to measure the xxxxxxxxxxxxxxxxxxxxxxxxxx of the xxxxxxxxxxxxxxxxxxx to on the xxxxxxxxxxxxxxxx. The xxxxxxxxxxxx of the xxxxxxxxxxxxxx is measured on the xxxxxxxxxxxxxx of the MSR, and then xxxxxxxxxx the xxxxxxxxxxxx of MSR xxxxxxxxxxxxxxxxxxxxx.